UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 8, 2016

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)
(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Item 5.02     Departure of Directors or Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 8, 2016, ICU Medical, Inc. (the “Company”) reduced the authorized directors of the Company to seven individuals.
John J. Connors and Jack W. Brown resigned as directors of the Company pursuant to the Company’s director retirement policy effective as of their 76th birthdays, November 21, 2015 and December 13, 2015, respectively.
On January 8, 2016, the Board of Directors (the “Board”) of the Company elected Ms. Elisha Finney as the new director of the Company, effective January 8, 2016. The Board determined that Ms. Finney will be an independent director within the meaning of the listing requirements of NASDAQ. Ms. Finney will serve on the Audit Committee and the Nominating/Governance Committee of the Company. Ms. Finney will stand for election by the Company’s stockholders at the 2016 Annual Meeting of Stockholders, which is expected to be held in May 2016.
Elisha Finney is currently serving as Executive Vice President, Finance and Chief Financial Officer of Varian Medical Systems (“Varian”). Ms. Finney joined Varian in 1988 and has assumed a wide variety of finance functions over her 27 years with the company. Prior to joining Varian, Ms. Finney was with the Fox Group in Foster City, California and Beatrice Foods in Chicago, Illinois. Ms. Finney served on the Board of Directors of Laserscope based in San Jose, California from August 2005 until July 2006 when Laserscope was sold to American Medical Systems. Ms. Finney served on the board of Thoratec based in Pleasanton, California from July 2007 until May 2013. Ms. Finney served on the Board of Altera Corporation based in San Jose, California from September 2011 until December 2015 when Altera was sold to Intel.
As an outside director, Ms. Finney will receive a prorated (a) annual equity grant in the form of restricted stock units and non-qualified stock options of the $150,000 aggregate annual equity award and (b) portion of the $40,000 annual cash retainer.
The Company will enter into an indemnification agreement with Ms. Finney in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Form 10-Q for September 30, 2010, which was filed with the Securities and Exchange Commission on October 22, 2010.
Ms. Finney is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There were no arrangements or understandings pursuant to which Ms. Finney was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU Medical, Inc.
Date: January 11, 2016	/s/ SCOTT E. LAMB Scott E. Lamb Secretary, Treasurer and Chief Financial Officer